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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated March 14, 2006, in the Registration Statement (Form S-4 No. 333-xxxxx) and related Preliminary Prospectus-Offer to Exchange of Chipotle Mexican Grill, Inc. ("Chipotle") for the exchange of up to 16,539,967 shares of Chipotle's Class B Common Stock for outstanding shares of Common Stock of McDonald's Corporation.

/s/ Ernst & Young LLP

Denver, Colorado
September 5, 2006

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Consent of Independent Registered Public Accounting Firm